Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Alexandra Tramont
FTI Consulting, Inc.
(212) 850-5600

CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR THE

QUARTER AND YEAR ENDED MARCH 2012

HOUSTON, TEXAS — May 9, 2012 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for its fourth quarter and year ended March 31, 2012.

Revenue for the March quarter was $250.6 million, a $7.6 million or 2.9% decrease compared to the prior year quarter.  The decline in revenue compared to the prior year quarter was due to a 4.8% decline in same-store sales, partially offset by sales growth related to acquisitions and an increase in election-related business.  Adjusted Operating Income for the March 2012 quarter was $6.0 million or 2.4% of revenue, compared to $17.7 million or 6.9% of revenue last year.  Adjusted Net Income was $2.9 million, or $.28 per diluted share for the quarter, compared to Adjusted Net Income of $9.8 million or $.85 per diluted share for the prior year quarter. Adjusted EBITDA was $25.0 million for the March 2012 quarter and $122.9 million for fiscal year 2012.

Operating loss, which included $11.5 million in charges related to withdrawing from multiemployer pension plans and $2.0 million in long-lived asset impairment charges, was $8.3 million for the March 2012 quarter. Operating income for the prior year quarter was $16.4 million and included long-lived asset impairment charges of $.5 million. Net loss for the March 2012 quarter was $5.9 million or $.57 diluted loss per share, compared to $8.9 million or $.78 diluted earnings per share last year.

Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented: “We saw reduced demand this quarter in many of the markets we serve. While this quarter’s results are disappointing, we will continue to invest in our business to help our customers succeed. We believe investments in technology, people and equipment position us to compete effectively and profitably grow our business. Furthermore, we are continually monitoring and adjusting our cost structure to reflect changes in customer demand.”

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER 2012 FINANCIAL RESULTS

Share Repurchase Program Update

During the March 2012 quarter, the Company purchased 47,759 shares of its common stock for $2.4 million pursuant to a share repurchase program authorizing the Company to purchase up to an aggregate of $170 million of the Company’s common shares.  Since beginning the share repurchase program in November 2010, the Company has purchased 1,579,308 shares of its common stock (13.4% of shares outstanding) for $71.6 million. As of March 31, 2012, the Company had 10,239,819 common shares outstanding.

A reconciliation of the non-GAAP financial measures, Adjusted EBITDA, Free Cash Flow, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share to the most directly comparable GAAP financial measures are included in the attached tables and in the related Current Report on Form 8-K filed with the Securities and Exchange Commission. The Form 8-K also includes the basis for management’s use of these non-GAAP financial measures.

Consolidated Graphics, Inc. will host a conference call today, Wednesday, May 9, 2012, at 11:00 a.m. Eastern Time, to discuss its fourth quarter fiscal 2012 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.

Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Toronto, and Prague, and a presence in Asia, CGX offers an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides the service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.

Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the world’s largest integrated digital footprint. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers end-to-end print production and management solutions that are based on the needs of our customers to improve their results. For more information, visit www.cgx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include weakness in the economy, financial stability of its customers, the sustained growth of its digital printing business, seasonality of election-related business, its ability to adequately manage business expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for its operations, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described under the heading “Risk Factors” of our Annual Report on Form 10-K and the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions, expectations, beliefs or projections prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.

Regulation G Reconciliation

This press release also contains references to the non-GAAP financial measures of Adjusted EBITDA, which we define as earnings, or net income, before interest, income taxes, depreciation and amortization, goodwill impairment charges, other charges, accretion of pension liability, share-based compensation expense, non-cash foreign currency transaction gains and losses and net losses/gains from asset dispositions, Free Cash Flow, which we define as net cash provided by operating activities less capital expenditures plus proceeds from assets dispositions, Adjusted Operating Income, which we define as operating income(loss) before goodwill impairment charges, other charges, accretion of pension liability, share-based compensation expense, and non-cash foreign currency transaction net gains and losses, Adjusted Operating Margin, which we define as Adjusted Operating Income divided by sales, Adjusted Net Income, which we define as net income (loss) before goodwill impairment charges, other charges, accretion of pension liability, share-based compensation expense, non-cash foreign currency transaction net gain and losses, all net of tax, and Adjusted Diluted Earnings Per Share, which we define as Adjusted Net Income divided by diluted weighted average number of common shares outstanding. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the tables below. Management’s opinion regarding the usefulness of these non-GAAP financial measures to investors and a description of the ways in which management used such measures can be found in the related Current Report on Form 8-K we filed with the Securities and Exchange Commission.

(Tables to follow)

# # #

CONSOLIDATED GRAPHICS, INC.

Condensed Consolidated Income Statements

(In thousands, except per share amounts, and unaudited)

	Three Months Ended				Year Ended
	March 31,				March 31,
	2012	2011	Change		2012	2011	Change
			$	%			$	%
Sales	$250,551	$258,106	(7,555)	(3)	$1,045,195	$1,054,040	(8,845)	(1)
Cost of Sales	195,470	193,476	1,994	1	801,088	795,991	5,097	1
Gross Profit	55,081	64,630	(9,549)	(15)	244,107	258,049	(13,942)	(5)
Selling Expenses	22,354	22,548	(194)	(1)	90,765	91,626	(861)	(1)
General and Administrative Expenses	27,674	25,114	2,560	10	105,529	95,185	10,344	11
Goodwill Impairment Charge	—	—	—	—	1,984	—	1,984	nm
Other Charges	13,505	530	12,975	nm	18,786	(1,945)	20,731	nm
Other Expense (Income)	(135)	42	(177)	nm	294	237	57	24
Operating Income (Loss)	(8,317)	16,396	(24,713)	nm	26,749	72,946	(46,197)	(63)
Interest Expense	1,460	1,708	(248)	(15)	6,291	7,612	(1,321)	(17)
Income (Loss) before Taxes	(9,777)	14,688	(24,465)	nm	20,458	65,334	(44,876)	(69)
Income Tax Expense (Benefit)	(3,925)	5,740	(9,665)	nm	6,356	23,922	(17,566)	(73)
Net Income (Loss)	$(5,852)	$8,948	(14,800)	nm	$14,102	$41,412	(27,310)	(66)

Earnings (Loss) Per Share
Basic	$(.57)	$.79			$1.33	$3.63
Diluted	$(.57)	$.78			$1.32	$3.57

Weighted Average Shares Outstanding
Basic	10,231	11,256			10,592	11,416
Diluted	10,231	11,532			10,708	11,598

Effective Income Tax Rate	40%	39%			31%	37%

nm- not meaningful

CONSOLIDATED GRAPHICS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts, and unaudited)

	March 31, 2012	March 31, 2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,065	$3,710
Accounts receivable, net	162,093	171,779
Inventories	54,129	50,888
Prepaid expenses	15,630	13,447
Deferred income taxes	16,552	10,787
Total current assets	254,469	250,611
PROPERTY AND EQUIPMENT, net	377,055	388,681
GOODWILL	24,847	27,124
OTHER INTANGIBLE ASSETS, net	15,623	19,376
OTHER ASSETS	10,569	12,691
	$682,563	$698,483
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$23,596	$15,911
Accounts payable	90,392	90,100
Accrued liabilities	68,496	81,501
Total current liabilities	182,484	187,512
LONG-TERM DEBT, net of current portion	140,150	154,161
OTHER LIABILITIES	31,523	13,820
DEFERRED INCOME TAXES, net	54,051	45,629
Total liabilities	408,208	401,122
COMMITMENTS AND CONTINGENCIES SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 10,239,819 and 11,072,053 issued and outstanding	102	110
Additional paid-in capital	162,568	170,547
Retained earnings	109,832	123,990
Accumulated other comprehensive income	1,853	2,714
Total shareholders’ equity	274,355	297,361
	$682,563	$698,483

Total debt	$163,746	$170,072
Debt-to-total capitalization	37%	36%

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2012	2011	2012	2011

Net income (loss)	$(5,852)	$8,948	$14,102	$41,412
Income tax expense (benefit)	(3,925)	5,740	6,356	23,922
Interest expense, net	1,460	1,708	6,291	7,612
Depreciation and amortization	18,645	17,555	72,419	68,928
Goodwill impairment charge	—	—	1,984	—
Other charges	13,505	530	18,786	(1,945)
Accretion of pension liability	118	21	380	77
Share-based compensation expense	797	734	2,650	3,307
Non-cash foreign currency transaction loss (gain)	(135)	42	294	237
Net (gain) loss from asset dispositions	404	(74)	(321)	(248)
Adjusted EBITDA	$25,017	$35,204	$122,941	$143,302

Net cash provided by operating activities	$44,209	$49,265	$107,538	$101,163
Capital expenditures	(11,152)	(17,586)	(59,965)	(68,752)
Proceeds from asset dispositions	515	1,043	3,209	3,905
Free Cash Flow	$33,572	$32,722	$50,782	$36,316

Operating income (loss)	$(8,317)	$16,396	$26,749	$72,946
Goodwill impairment charge	—	—	1,984	—
Other charges	13,505	530	18,786	(1,945)
Accretion of pension liability	118	21	380	77
Share-based compensation expense	797	734	2,650	3,307
Non-cash foreign currency transaction loss (gain)	(135)	42	294	237
Adjusted Operating Income	$5,968	$17,723	$50,843	$74,622
Adjusted Operating Margin	2.4%	6.9%	4.9%	7.1%

Net income (loss)	$(5,852)	$8,948	$14,102	$41,412
Goodwill impairment charge	—	—	1,984	—
Tax benefit of goodwill impairment charge	—	—	(774)	—
Other charges	13,505	530	18,786	(1,945)
Tax (benefit) expense of other charges	(5,267)	(207)	(7,254)	759
Accretion of pension liability, net of taxes	72	13	232	49
Share-based compensation expense, net of taxes	486	448	1,617	2,017
Non-cash foreign currency transaction loss (gain), net of taxes	(82)	26	179	145
Adjusted Net Income	$2,862	$9,758	$28,872	$42,437

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2012	2011	2012	2011

Diluted earnings (loss) per share	$(.57)	$.78	$1.32	$3.57
Goodwill impairment charge	—	—	.19	—
Tax benefit of goodwill impairment charge	—	—	(.07)	—
Other charges	1.31	.05	1.75	(.17)
Tax (benefit) expense of other charges	(.51)	(.02)	(.68)	.07
Accretion of pension liability, net of taxes	.01	—	.02	—
Share-based compensation expense, net of taxes	.05	.04	.15	.17
Non-cash foreign currency transaction loss (gain), net of taxes	(.01)	—	.02	.01
Adjusted Diluted Earnings Per Share	$.28	$.85	$2.70	$3.65